Exhibit 99.1

The Carlyle Group Announces Second Quarter 2020 Financial Results

Washington, DC, July 30, 2020 – Global investment firm The Carlyle Group Inc. (NASDAQ: CG) today reported its unaudited results for the second quarter ended June 30, 2020. The full detailed presentation of Carlyle's second quarter 2020 results can be viewed on the investor relations section of our website at ir.carlyle.com.

Carlyle Co-CEO Kewsong Lee said, “Carlyle delivered strong second quarter financial results for our stakeholders, driven by significant fund appreciation and solid Distributable Earnings. Our outlook remains appropriately prudent given an uncertain economic backdrop, though we continue to be active and well positioned to find attractive investment opportunities around the world.”

U.S. GAAP results for Q2 2020 included income (loss) before provision for income taxes of $145.9 million and net income (loss) per common share of $0.41 on a diluted basis. Total balance sheet assets were $12 billion as of June 30, 2020.
Dividend
The Board of Directors has declared a quarterly dividend of $0.25 per common share to holders of record at the close of business on August 11, 2020, payable on August 18, 2020.
Conference Call
Carlyle will host a conference call at 8:30 a.m. EDT on Thursday, July 30, 2020, to announce its second quarter 2020 financial results. The conference call will be available via public webcast from the Shareholders section of Carlyle's website at www.carlyle.com and a replay will be available on our website soon after the call’s completion.
About The Carlyle Group
The Carlyle Group (NASDAQ: CG) is a global investment firm with deep industry expertise that deploys private capital across four business segments: Corporate Private Equity, Real Assets, Global Credit and Investment Solutions. With $221 billion of assets under management as of June 30, 2020, Carlyle’s purpose is to invest wisely and create value on behalf of its investors, portfolio companies and the communities in which we live and invest. The Carlyle Group employs more than 1,800 people in 31 offices across six continents. Further information is available at www.carlyle.com. Follow The Carlyle Group on Twitter @OneCarlyle.
Impact of Fortitude Transaction on U.S. GAAP Results
On June 2, 2020, a Carlyle-affiliated investment fund purchased additional interests in Fortitude Group Holdings LLC (“Fortitude”) from AIG. At closing, Carlyle contributed its existing 19.9% investment in Fortitude into the fund. We now account for our investment based on the net asset value of our limited partnership interest in the fund rather than as a direct interest in Fortitude. Our investment at net asset value is carried at 10% above our cost as of June 30, 2020, whereas previously our investment reflected our proportionate share of Fortitude's U.S. GAAP results, inclusive of unrealized gains (losses) resulting from changes in the fair value of embedded derivatives related to certain reinsurance contracts. This resulted in a significant reduction to the U.S. GAAP carrying value relative to the carrying value as of March 31, 2020 and accordingly, our U.S. GAAP results for Q2 2020 include a loss in principal investment income (loss) of $(621) million. This loss is the reversal of amounts previously only recognized for U.S. GAAP and therefore had no impact on Fee Related Earnings or Distributable Earnings.

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Forward Looking Statements
This press release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements include, but are not limited to, statements related to our expectations regarding the performance of our business, our financial results, our liquidity and capital resources, contingencies, our dividend policy, our expectations regarding the impact of COVID-19, and other non-historical statements. You can identify these forward-looking statements by the use of words such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “seeks,” “approximately,” “predicts,” “intends,” “plans,” “estimates,” “anticipates” or the negative version of these words or other comparable words. Such forward-looking statements are subject to various risks, uncertainties and assumptions. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements including, but not limited to, those described under the section entitled “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2019 filed with the SEC on February 12, 2020 and in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020 filed with the SEC on April 30, 2020, as such factors may be updated from time to time in our periodic filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this release and in our filings with the SEC. We undertake no obligation to publicly update or review any forward-looking statements, whether as a result of new information, future developments or otherwise, except as required by applicable law.
This release does not constitute an offer for any Carlyle fund.

Contacts:

Public Market Investor Relations	Media
Daniel Harris	Leigh Farris	OR	Brittany Berliner
Phone: +1 (212) 813-4527	Phone: +1 (212) 813-4815		Phone: +1 (212) 813-4839
daniel.harris@carlyle.com	leigh.farris@carlyle.com		brittany.berliner@carlyle.com

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